Exhibit 10.1

ADDENDUM TO CONSULTING AGREEMENT

This Addendum made and entered into as of May 6, 2022 (the “Effective Date”), is by and between Alset Ehome International Inc. (the “Company”), and CA Global Consulting Inc., (the “Consultant”). The objective of this Addendum is to update the term of the Consulting Agreement of April 8, 2021.

TERMS OF ADDENDUM

The Company and the Consultant agree to the following terms:

1.	Consulting Services. The scope of services is expanded to include duties customary of a chief operating officer.

2.	Professional Fees. As compensation for the expanded scope of Consulting Services, the Company promises to pay the Consultant a monthly fee of $15, 000 (an increase of $3,000 from $12,000) starting with the month of May 2022. The Company also agrees to continue to prepay 6-months of professional fees.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

Alset Ehome International Inc.

By:	Chan Heng Fai
Chan Heng Fai
Chairman and Chief Executive Officer

CA Global Consulting Inc.

By:	Anthony S. Chan
Anthony S. Chan
President